Exhibit 99.1

Aspire Biopharma Announces Signing of Definitive Share Purchase Agreement to Acquire Dura Driver Control Systems, a Leading Global Automotive Supplier with a 100+ Year History and $200M+ in 2025 Revenue

●	Aspire to acquire 100% of DCS for a total cash purchase price of $30 million

●	Adds an established global brand with scale in the large and growing markets driven by trends in vehicle and mobility control systems

●	Acquisition significantly accelerates Aspire’s revenue, earnings growth and cash flow profile

●	Strategically diversifies the Company’s revenue streams

●	Opportunity to drive significant shareholder value creation and enhance long-term capital allocation optionality

●	The Company does not anticipate procuring any new equity financing to consummate the transaction

ESTERO, FL / June 12, 2026 / Aspire Biopharma Holdings, Inc. (Nasdaq: ASBP) (“Aspire” or the “Company”), today announced the signing of a definitive Share Purchase Agreement (“SPA”) for the acquisition of 100% of Dura Driver Control Systems (“DCS”), a premier designer and manufacturer of automotive driver control systems with expanding industrial applications.

The proposed acquisition represents a transformative milestone for Aspire, positioning the Company to rapidly evolve into a diversified, high-revenue enterprise.

Key Transaction & Operational Pillars

●	Robust Financial Profile: DCS delivered more than $22M in Adjusted EBITDA on over $200M in revenue for FY2025 (unaudited).

●	Extensive Intellectual Property: DCS maintains a proprietary portfolio of over 275 distinct parts and more than 310 patents, serving more than 150 vehicle platforms across major global automotive original equipment manufacturers (OEMs).

●	Strengthened Management: The existing DCS leadership team will be bolstered by automotive operating and investment professionals from Lakewood & Company, bringing more than 200 years of collective automotive industry, OEM, tier-one supplier, and industrial sector expertise.

“We are thrilled to welcome the DCS team into Aspire and to build a shared future that creates significant value for all our stakeholders,” said Kraig Higginson, Interim CEO and Chairperson of the Aspire Biopharma Board. “Our acquisition of DCS, an established global automotive systems manufacturer, provides Aspire with immediate, high-volume revenue-generating operations and growth capabilities. Concurrently, this strengthened financial foundation allows us to optimize our proprietary drug delivery technology and advance commercial opportunities for our innovative caffeine product portfolio.”

Transaction Details

Pursuant to the terms of the SPA, Aspire will acquire 100% of the issued and outstanding shares of DCS, and DCS will become a wholly owned subsidiary of the Company. Aspire is purchasing these shares for $30.0 million in cash. DCS CEO Hans Vorstenbosch will continue as CEO of the DCS subsidiary with the existing DCS management team under the leadership of Gregory J. Corona, the Chairman of Lakewood & Company.

DCS Financial Summary

DCS is a tier-one supplier specializing in high-growth vehicle electrification, safety, and human-machine interface (HMI) systems. For the fiscal year ended December 31, 2025 (unaudited), DCS generated revenue of more than $200 million, net income of more than $17 million and Adjusted EBITDA of more than $22 million. Adjusted EBITDA is a non-GAAP financial measure.

Non-GAAP Financial Measure Notice: DCS defines Adjusted EBITDA as earnings before interest expense, income tax, depreciation, and amortization, inclusive of specifically identified adjustments. The Company believes Adjusted EBITDA provides useful supplemental information to investors regarding DCS’s operational and financial performance. Adjusted EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

DCS Highlights

●	Global Manufacturing Scale: Operates 11 global facilities strategically located across North America, Europe, and Asia.

●	Deep IP & Engineering Footprint: Supported by 310+ patents and 55 dedicated design and product engineers across two global technical centers located in close proximity to major customer hubs.

●	Blue-Chip Customer Base: A diversified portfolio of more than 50 customers, highlighted by an average relationship longevity of 28 years with its top 10 OEM clients, supporting more than 150 vehicle platforms and 250 high-volume, global vehicle models.

●	Fundamental Operations: Years of solid revenue and consistent free cash flow generation.

Timing and Approvals

The transaction is expected to close in the third quarter of 2026, subject to the satisfaction of customary closing conditions set forth in the definitive Share Purchase Agreement.

Advisor

RBW Capital Partners LLC is acting as exclusive financial advisor to the Company in connection with the acquisition. Any securities or brokerage services will be offered through Dawson James Securities, Inc.

About Dura Driver Control Systems

DCS is a leading designer and manufacturer of highly engineered automotive and industrial systems that facilitate electronic driver control and support the migration toward vehicle electrification, safety, lightweighting, and sustainability. DCS maintains a strong powertrain agnostic product portfolio that includes mechatronic actuators, human machine interfaces, industrial cables, and cable control systems backed by over 310 patents. The Company operates 11 manufacturing facilities globally and serves as a tier one automotive supplier to major OEMs and other industrial firms.

About Aspire Biopharma Holdings, Inc.

Aspire Biopharma has developed a patent-pending sublingual delivery technology that can deliver drugs to the body rapidly and precisely. This technology offers the potential to improve effectiveness and reduce side effects by going directly to the bloodstream and avoiding the gastrointestinal tract. Aspire Biopharma’s delivery technology can be applied to many different active pharmaceutical ingredients (APIs) and other bioactive substances, spanning both small and large molecule therapeutics, nutraceuticals and supplements.

For more information, please visit www.aspirebiolabs.com

Aspire Biopharma Holdings, Inc.

Contact

PCG Advisory

Kevin McGrath

+1-646-418-7002

kevin@pcgadvisory.com

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which are intended to be covered by the “safe harbor” provisions created by those laws. Aspire’s forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding our future operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements represent our views as of the date of this press release and involve a number of judgments, risks and uncertainties. We anticipate that subsequent events and developments will cause our views to change. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include general market conditions, whether clinical trials demonstrate the efficacy and safety of our drug candidates to the satisfaction of regulatory authorities, or do not otherwise produce positive results which may cause us to incur additional costs or experience delays in completing, or ultimately be unable to complete the development and commercialization of our drug candidates; the clinical results for our drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; our ability to achieve commercial success for our drug candidates, if approved, our limited operating history and our ability to obtain additional funding for operations and to complete the development and commercialization of our drug candidates, and other risks and uncertainties set forth in “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Additional risks specific to the proposed acquisition of DCS include, without limitation: the risk that the proposed transaction may not close on the terms or timeline currently contemplated, or at all; the risk that due diligence, including the audit of DCS’s financial statements under U.S. GAAP, may reveal information that adversely affects the terms or viability of the transaction; risks related to DCS’s business, including its dependence on key automotive OEM customers, exposure to cyclical conditions in the global automotive industry, potential liabilities associated with DCS’s operations and intellectual property, the ability to successfully integrate DCS’s operations following closing, and the risk that anticipated financial benefits from the acquisition may not be realized, including the risk that the business operations and strategies of DCS and Aspire may diverge. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to rely unduly upon these statements. All information in this press release is as of the date of this press release. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

SOURCE: Aspire Biopharma Holdings, Inc.